                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           FLEMING COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                     N/A
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                     N/A
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                     N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                     N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                     N/A
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                     N/A
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     (2) Form, Schedule or Registration Statement No.:
                                     N/A
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     (3) Filing Party:
                                     N/A
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     (4) Date Filed:
                                     N/A
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

                                                   6301 Waterford Boulevard
                                                   P.O. Box 26647
LOGO                                               Oklahoma City, OK 73126-0647

--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Fleming Companies, Inc. on Wednesday, May 1, 1996, at 10:00 a.m. at the National Cowboy Hall of Fame, 1700 N.E. 63rd Street, Oklahoma City. The meeting is being held for the following purposes:

     1.  To elect four directors for terms expiring in 1999.

     2. To consider and act upon a proposal to approve the Fleming Companies, Inc. 1996 Stock Incentive Plan, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A".

     3.  To consider a shareholder proposal.

     4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for 1996.

     5. To transact other business as may properly come before the meeting or any adjournment.

     The accompanying proxy statement contains complete details on the proposals and other matters. Shareholders of record as of March 4, 1996, are entitled to notice of, and to vote at, the meeting. The company's annual report, including financial statements for the year ended December 30, 1995, is also enclosed.

     We hope you can be with us for this year's meeting. Your participation in the affairs of the company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible.

                                       By Order of the Board of Directors

                                       DAVID R. ALMOND
                                       Senior Vice President
                                       General Counsel and Secretary
Oklahoma City, March 12, 1996

LOGO
--------------------------------------------------------------------------------

PROXY STATEMENT

     This proxy statement, which is being mailed to shareholders on or about March 12, 1996, is furnished in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders on May 1, 1996, including any adjournments.

     The annual meeting is called for the purposes stated in the accompanying notice. All holders of the company's $2.50 par value common stock as of March 4, 1996, are entitled to vote. As of that date, 37,704,092 shares were outstanding. On each matter coming before the meeting, a shareholder is entitled to one vote for each share of stock held as of the record date.

     If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted as recommended by the board of directors.

     A shareholder may revoke his or her proxy any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at the meeting. Otherwise, a shareholder must advise the senior vice president -- general counsel and secretary in writing of revocation of his or her proxy.

     The company will bear the cost of solicitation of proxies. Solicitations will be made primarily by mail, but certain officers or associates of the company may solicit proxies by telephone or in person without additional compensation. The company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for the annual meeting at an anticipated cost of $10,000.

ELECTION OF DIRECTORS

     The company's certificate of incorporation provides that members of the board of directors will be divided into three classes with staggered three-year terms. The certificate requires that at each annual meeting, successors to directors whose terms expire at that meeting will be elected for three-year terms.

     The board of directors has nominated four persons for election as directors to serve for three-year terms expiring in 1999 or until their successors are elected and qualified. Mr. Werries, whose term expires in 1996, will not stand for reelection after 41 years of dedicated service to the company, including 17 years as a member of the board of directors. Mr. Werries will, however, fulfill his responsibilities under the last year of his consulting agreement. See "Board of Directors -- Compensation of Directors." All nominees, with the exception of Mr. Baker, are currently serving as directors and have consented to serve for the new term. The board of directors unanimously recommends a vote FOR the election of each nominee.

     The persons named on the accompanying proxy card intend to vote in favor of the four nominees listed below. Should any one or more of these nominees become unavailable for election, the proxy will be voted for substitute nominees. If all nominees are elected, the board will be comprised of 10 members, of which eight are nonmanagement directors, one is an officer of the company and one is the chief executive of a division of the company.

     The company's transfer agent will tabulate all votes received before the date of the annual meeting. The company will appoint two inspectors of election to receive the transfer agent's tabulation, tabulate all other votes and certify the results of all matters voted upon. Neither the corporate law of the State of Oklahoma, the state in which the company is incorporated, nor the company's certificate of incorporation or bylaws has any specific provisions regarding the treatment of abstentions and broker non-votes. It is the company's policy to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting. The company's bylaws provide that Item 1, the election of directors, requires a plurality of the votes cast at the meeting. The company's bylaws also provide that matters such as Item 2, adoption of the 1996 Stock Incentive Plan, Item 3, approval of the shareholder proposal, and
Item 4, ratification of the appointment of auditors, shall be decided by the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting. Therefore, an abstention or broker non-vote will have no effect on Item 1 and will have the same effect as a vote against Items 2 and 4. Item 3 is not considered a matter for which brokers can vote, but for which the vote must be passed through to the beneficial owner. Accordingly, there can be no broker non-votes on this item. Abstentions with respect to this item will have the same effect as a vote against the item.

NOMINEES FOR DIRECTOR TERMS EXPIRING IN 1999

                 Nominee (age), year first became a director

                 JACK W. BAKER (58)

                     Chief executive of Baker's Supermarkets, a family owned
                 independent retail chain acquired by Fleming in 1992. Mr. Baker has been associated with Baker's for his entire business career. He is president, chief executive officer and an owner of PDM, Inc., an Omaha, Nebraska based real estate development firm, and is chairman of the Board of Governors of the Nights of Ak-Sar-Ben. He also served as chairman of the Greater Omaha Chamber of Commerce in 1993 and vice chairman of the Food Marketing Institute from 1993 to 1995.

                 JAMES G. HARLOW, JR. (61), 1977

                     Chairman and chief executive officer of Oklahoma Gas &
                 Electric Co. Mr. Harlow has been associated with this electric utility company since 1961 and has served as chairman since 1982. Mr. Harlow is a director of Massachusetts Mutual Life Insurance Co. and AEGIS Insurance Services, Inc. He was chairman of Edison Electric Institute in 1991. He is chairman of the board of trustees of the University of Oklahoma Foundation and is a trustee of Oklahoma City University.

                     Chairman of the compensation and organization committee and member of the nominating/governance committee.

                 EDWARD C. JOULLIAN III (66), 1984

                     Chairman and chief executive officer of Mustang Fuel Corp.
                 (energy development and services) since 1976. Mr. Joullian is a director of The LTV Corp. and American Fidelity Co. He is also chairman of Joullian Vineyards, Ltd. and a trustee of the Colonial Williamsburg Foundation.

                     Member of the audit and finance committee and the
                 nominating/governance committee.

                 HOWARD H. LEACH (65), 1974

                     President of Leach McMicking & Co. (private investment
                 banking firm) and Leach Capital Corporation, chairman of Hunter Fan Company (manufacturer of ceiling fans) and a California agri-business corporation. He is a member and past chairman of the Board of Regents of the University of California and chairman of Foley Timber Company, Inc., an owner and manager of timber property. He is also a director of Frye Copysystems, Inc.

                     Chairman of the nominating/governance committee and member of the compensation and organization committee.

DIRECTOR WHOSE TERM EXPIRES IN 1996

                 Name (age), year first became a director

                 E. DEAN WERRIES (66), 1979

                     Mr. Werries has been associated with Fleming for 41 years.
                 He was named president and chief operating officer in 1981, chief executive officer in 1988 and chairman of the board in 1989. Mr. Werries relinquished the position of president to John E. Moll in 1989 but reassumed this position upon Mr. Moll's retirement in 1992. Mr. Werries retired as president and chief executive officer in 1993 and retired as chairman in 1994. Mr. Werries is past chairman and a director of the Food Marketing Institute. He is chairman of the board of Sonic Industries, Inc. and a director of Carr-Gottstein Foods Co. He is a trustee of the Food Industry Crusade Against Hunger and the Oklahoma School of Science and Mathematics. From February 1995 to August 1995, Mr. Werries served as Secretary of Commerce for the State of Oklahoma.

                     Member of the audit and finance committee and the
                 nominating/governance committee.

DIRECTORS WHOSE TERMS EXPIRE IN 1997

                 Name (age), year first became a director

                 CAROL B. HALLETT (58), 1993

                     President and chief executive officer of Air Transport
                 Association of America, Washington, D.C. Prior to joining the Air Transport Association in April 1995, Mrs. Hallett served as senior government relations advisor with Collier, Shannon, Rill & Scott from February 1993 to March 1995. From November 1989 through January 1993, Mrs. Hallett served as the Commissioner of the United States Customs Service. From September 1986 to May 1989, she served as the U.S. Ambassador to The Commonwealth of the Bahamas. From July 1983 to August 1986, Mrs. Hallett served as the national vice chairman and field director of Citizens for America. Mrs. Hallett also served three terms in the California legislature and as minority leader in the State Assembly. Mrs. Hallett is a director of Litton Industries, Inc. and the American Association of Exporters and Importers. She is a trustee for the Junior Statesmen of America. Mrs. Hallett also serves on the President's Cabinet of California Polytechnic State University.

                     Member of the audit and finance committee and the
                 nominating/governance committee.

                 LAWRENCE M. JONES (64), 1972

                     Retired chairman of the board of directors and chief
                 executive officer, The Coleman Co., Inc. (manufacturer of outdoor recreational products and associated equipment). Prior to rejoining Coleman in 1989, Mr. Jones served for 18 months as Fleming's vice chairman and chief financial officer. Before that, he was president of Coleman from 1976 to 1985, and chairman of the executive committee from 1985 to 1987. Mr. Jones continues to serve on the board of The Coleman Co., Inc. and is a director of Union Pacific Resources Corp.

                     Member of the audit and finance committee and the
                 nominating/governance committee.

                 GUY A. OSBORN (60), 1992

                     Chairman and chief executive officer of Universal Foods
                 Corp. He joined that company in 1971, became president in 1984 and chairman in 1990. He serves on the boards of Firstar Corp. (a bank holding company), Firstar Bank of Milwaukee, Wisconsin Gas Co., WICOR, Inc. (a utility holding company), Milwaukee Metropolitan Association of Commerce, Boys and Girls Club of Greater Milwaukee, Greater Milwaukee Committee and Alverno College and is a trustee of Northwestern Mutual Life Insurance Company.

                     Member of the compensation and organization committee and
                 the nominating/governance committee.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

                 Name (age), year first became a director

                 ROBERT E. STAUTH (51), 1993

                     Chairman and chief executive officer. Mr. Stauth has been
                 associated with Fleming for 22 years. He first joined the company in 1966, and after leaving for a brief time to serve in senior management positions at two retail chains, he rejoined the company in 1977. In 1987, Mr. Stauth was elected vice president, serving at the Phoenix division. In 1991, he was promoted to senior vice president -- Western Region, and in 1992 was named executive vice president -- division operations. In April 1993, Mr. Stauth was named president and chief operating officer. He was elected to the board the following June. In October of the same year, Mr. Stauth became the chief executive officer and assumed the role of chairman at the 1994 shareholders' meeting. He relinquished the position of president to William J. Dowd in July 1995. He serves as a member of the board of directors of IGA, Inc.; the National American Wholesale Grocers Association, for which he is vice chairman and serves on the government relations and nominating committees; the Food Marketing Institute, for which he serves on the executive steering committee on Efficient Consumer Response; the Oklahoma State Chamber of Commerce; the State Fair Board of Oklahoma and the Oklahoma Business Roundtable. Additionally, he is chairman of the advisory board of the University of Oklahoma's College of Business Administration, and he serves on the advisory board of Kansas State University.

                 ARCHIE R. DYKES (65), 1981

                     Chairman and chief executive officer of Capital City
                 Holdings, Inc. (a venture capital organization). He is a director of Whitman Corp., Bradford Capital Partners and the Employment Corporation. A former chancellor of the University of Kansas and of the University of Tennessee, Mr. Dykes also serves as a trustee of the Kansas University Endowment Association and of the William Allen White Foundation.

                     Chairman of the audit and finance committee and member of
                 the nominating/governance committee.

                 JOHN A. McMILLAN (64), 1992

                     Member of the board of directors and executive committee of
                 Nordstrom, Inc. (specialty store chain). Mr. McMillan has been associated with Nordstrom for over 38 years. He served as co-chairman of the board from 1991 to 1995 and as a member of the office of chief executive officer from 1971 to 1995. He is a member of the board of directors of the Fred Hutchinson Cancer Center and of the board of trustees of Seattle University. He also serves on the board of the Seattle YMCA.

                     Member of the compensation and organization committee and
                 the nominating/governance committee.

THE BOARD OF DIRECTORS

     Meetings of Directors. During the past year, the board of directors had six regular and one special meeting, which included one telephone meeting. Each director attended 75% or more of the meetings of the board and of committees of which he or she was a member.

     Compensation of Directors. The company pays an annual retainer of $20,000 to nonmanagement directors, plus a fee of $1,000 for each board and committee meeting attended and an additional $250 for each committee meeting chaired. Such amounts together with the value of the stock equivalent units described below yield actual annual compensation of approximately $40,000 for each director. Directors are not compensated for participation in telephone meetings of the board of directors or of its committees. In 1992, the company established the Directors' Stock Equivalent Plan under which nonmanagement members of the board may be awarded stock equivalent units within certain limits set forth in the plan. These units represent the right to receive cash equal to the value of shares of common stock when the director ceases to serve, according to the terms of the grant. These units are not entitled to any voting rights. Upon payment of the stock equivalent units, the company will also pay cash to the participant in an amount equal to dividends or distributions which he or she would have received if the stock equivalent units had been awarded as shares of common stock rather than stock equivalent units. The board determined not to make any awards of stock equivalent units for 1995; however, awards were made for 1996.

     Upon his retirement as chairman in 1994, E. Dean Werries entered into a three-year consulting agreement with the company for $200,000 per year plus reimbursement of reasonable business, travel and other expenses in consideration of his agreeing to provide advisory and consulting services to the company. In addition, Mr. Werries also receives retirement benefits pursuant to the company's defined benefit plan (the "Pension Plan") and Supplemental Retirement Plan (the "SRP"). See "Pension Plan."

COMMITTEES OF THE BOARD

     The board of directors has three standing committees. The principal responsibilities of each are as follows.

     Audit and Finance Committee. The committee focuses primarily on ethical and regulatory matters and on the effectiveness of the company's accounting policies and practices, financial reporting and internal controls, and the internal audit function. The committee oversees company policies and programs with respect to ethical standards and regulatory compliance. It annually reviews the selection of independent auditors and, after consultation with management, recommends the appointment of independent auditors for board approval and shareholder ratification. It reviews and discusses the scope of the annual audit with management and the independent auditors and may request additional review and audit procedures. The committee reviews and discusses the annual report of the auditors and the auditors' observations and suggestions regarding accounting and control policies, procedures and organization, and their adequacy. The committee makes recommendations, as appropriate, to management based on the auditors' suggestions. The committee reports its findings to the board at least annually. The committee met three times during 1995.

     Compensation and Organization Committee. The committee oversees the company's compensation and benefit policies and programs. The committee reviews the objectives, structure, cost and administration of major compensation and benefit policies and programs. It annually reviews officers' salaries, stock options, and other management incentives, and administers the company's stock option and management incentive plans. The stated policy of the committee is to motivate the company's executive officers and other associates to enhance the company's financial performance by focusing on specific business objectives. It also makes recommendations regarding the selection of the chief executive officer. The committee met twice during 1995.

     Nominating/Governance Committee. The committee develops and recommends to the board guidelines and criteria for selecting persons to serve as directors. It recommends nominees for election at the annual meeting and candidates to fill board vacancies. The committee considers and makes recommendations regarding the composition of the board. It also considers matters relating to corporate governance. The committee met once during 1995.

     The committee will consider nominees recommended by shareholders if such nomination is made pursuant to timely notice in writing in strict accordance with the company's bylaws. A shareholder desiring to make a nomination should contact the senior vice president -- general counsel and secretary to obtain a copy of the bylaws.

SECURITY OWNERSHIP OF MANAGEMENT

     The total number of shares of common stock beneficially owned as of February 29, 1996 by each of the present directors, nominees, the chief executive officer and each of the other four most highly compensated executive officers, and all of the directors and executive officers as a group, are as follows:

                                                            AMOUNT AND NATURE OF
                                                                BENEFICIAL
        NAME OF BENEFICIAL OWNER                                OWNERSHIP(1)
        --------------------------                          --------------------
        Robert E. Stauth...................................         72,374(2)
        Jack W. Baker......................................        484,718(3)
        Archie R. Dykes....................................          4,105(4)
        Carol B. Hallett...................................            595(5)
        James G. Harlow, Jr................................          1,981(6)
        Lawrence M. Jones..................................          4,936(7)
        Edward C. Joullian III.............................          3,000(8)
        Howard H. Leach....................................         12,200(9)
        John A. McMillan...................................          3,000(10)
        Guy A. Osborn......................................          1,000(11)
        E. Dean Werries....................................         44,010(12)
        Gerald G. Austin...................................         54,185(13)
        E. Stephen Davis...................................         54,193(14)
        Harry L. Winn, Jr..................................         14,050(15)
        Thomas L. Zaricki..................................         14,010(16)
        All directors and executive officers as a group
          (25).............................................        933,779(17)
                                                                   =======

---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person and he or she has sole voting and investment power with respect to such shares. The shares represent less than 1% of the total shares outstanding for each person listed, except for Mr. Baker whose ownership constitutes 1.28% of the total shares outstanding. The shares listed for all directors and executive officers as a group constitute 2.47% of the total shares outstanding. As indicated in the footnotes below, each nonmanagement director also owns stock equivalent units awarded under the Directors' Stock Equivalent Plan. See "The Board of Directors -- Compensation of Directors."

(2) Consists of 15,374 shares owned jointly by Mr. Stauth and his wife with whom he shares voting and investment power, 33,000 shares under options presently exercisable and 24,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(3) Consists of 413,518 shares owned directly by Mr. Baker, 66,700 shares held by his wife, 2,100 shares under options presently exercisable and 2,400 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(4) Consists of 3,490 shares owned directly by Mr. Dykes for which he has sole voting and investment power, and 615 shares owned jointly by Mr. Dykes and his wife with whom he shares voting and investment power. Mr. Dykes also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(5) Mrs. Hallett also owns 1,206 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(6) Consists of 1,619 shares owned directly by Mr. Harlow for which he has sole voting and investment power, and 362 shares owned jointly with his wife with whom he shares voting and investment power. Mr. Harlow also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(7) Mr. Jones also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(8) Owned by a limited partnership in which Mr. Joullian is a general partner and for which he shares voting and investment power with the remaining general partners. Mr. Joullian also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(9) Mr. Leach also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(10) Mr. McMillan also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(11) Mr. Osborn also owns 2,064 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(12) Consists of 24,638 shares owned directly by Mr. Werries, and 19,372 shares owned by a partnership in which Mr. Werries is the general partner, for all of which he has sole voting and investment power. Mr. Werries also owns 670 stock equivalent units awarded under the Directors' Stock Equivalent Plan.

(13) Consists of 15,691 shares owned directly by Mr. Austin for which he has sole voting and investment power, 30,000 shares under options presently exercisable, 6,894 shares owned jointly by Mr. Austin and his wife with whom he shares voting and investment power and 1,600 shares owned by his wife. Mr. Austin retired effective as of December 31, 1995. See "Termination of Employment and Change in Control Agreements -- Other Arrangements."

(14) Consists of 7,193 shares owned directly by Mr. Davis for which he has sole voting and investment power, 30,000 shares under options presently exercisable, 9,000 shares owned jointly by Mr. Davis and his wife with whom he shares voting and investment power and 8,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(15) Consists of 1,100 shares owned directly by Mr. Winn for which he has sole voting and investment power, 4,500 shares under options presently exercisable, 350 shares owned by his wife and 100 shares owned by his son with whom he shares voting and investment power and 8,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(16) Consists of 6,510 shares owned directly by Mr. Zaricki for which he has sole voting and investment power, 3,500 shares under options presently exercisable and 4,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(17) Includes 528,479 shares for which directors and executive officers have sole voting and investment power, 50,900 shares for which they share voting and investment power with others, 66,700 shares for which beneficial ownership is attributable to them, 184,500 shares under options presently exercisable, and 103,200 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which they have sole voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each known shareholder of the company who beneficially owns more than 5% of the company's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned according to information made available to the company as of February 15, 1996.

                                            AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS                            BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------------  --------------------     --------
Sanford C. Bernstein & Co., Inc.
One State Street Plaza
New York, New York 10004..................       3,431,469(1)          9.10%
INVESCO PLC
11 Devonshire Square
London EC2M 4YR
England...................................       2,889,900(2)          7.66%
Dodge & Cox
One Sansome St., 35th Floor
San Francisco, California 94104...........       2,243,050(3)          5.95%

---------------

(1) Sanford C. Bernstein & Co., Inc. has shared power to vote 295,786 shares, sole power to vote 1,922,216 shares and sole power to dispose of all shares.

(2) INVESCO PLC shares the power to vote and to dispose of all shares.

(3) Dodge & Cox has the sole power to vote and to dispose of all shares.

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the compensation information for the chief executive officer and the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 30, 1995, December 31, 1994 and December 25, 1993.

                                                                                 LONG TERM COMPENSATION
                                                                                         AWARDS
                                          ANNUAL COMPENSATION                    ----------------------
                            ------------------------------------------------     RESTRICTED
                                                                OTHER ANNUAL       STOCK                     ALL OTHER
   NAME AND PRINCIPAL                                           COMPENSATION       AWARDS       OPTIONS     COMPENSATION
        POSITION            YEAR     SALARY($)     BONUS($)         ($)(1)          ($)(2)        (#)           ($)
------------------------    ----     ---------     --------     ------------     ----------     -------     ------------
Robert E. Stauth            1995      588,462           --            288               --          --             --
Chairman and Chief          1994      501,328      311,531            288          598,500      90,000             --
Executive Officer           1993      325,186           --            174               --          --             --
Gerald G. Austin            1995      325,200           --            570               --          --        42,000(3)
Executive Vice President    1994      315,583      154,282            570          199,500      30,000             --
Marketing                   1993      257,432           --            570               --          --             --
E. Stephen Davis            1995      283,846           --            288               --          --             --
Executive Vice President    1994      242,135      118,013            288          199,500      30,000             --
Distribution                1993      212,751           --            288               --          --             --
Harry L. Winn, Jr.4         1995      291,846           --            120               --          --             --
Executive Vice President    1994      177,692       85,206             --          198,500      30,000             --
and Chief Financial         1993           --           --             --               --          --             --
Officer
Thomas L. Zaricki           1995      243,743       91,098            288               --          --             --
Senior Vice President       1994      223,192       89,565         39,350           99,750      15,000             --
Retail Operations           1993       29,508           --         19,278               --          --             --

---------------

(1) The company provides term life insurance to all associates generally, and there is no imputed income to the associate with respect to the first $50,000 of coverage except for highly compensated associates. Accordingly, the company is required to impute income to the named individuals with respect to the first $50,000 of coverage and reimburses them for its tax effect. The amounts shown in this column reflect such tax reimbursement amounts. The amounts shown opposite Mr. Zaricki's name in 1993 and 1994 reflect the advancement of certain relocation expenses.

(2) The restricted stock awards reported in this column were made pursuant to the company's 1990 Stock Incentive Plan. The listed awards were made on February 16, 1994 and the market price per share on the date of grant was $24.9375. These restricted shares vest in twenty percent (20%) increments over a ten-year period (the "Performance Cycle") in the event the price of the company's common stock reaches certain specified target prices. Unearned restricted stock will be forfeited at the end of the Performance Cycle. If and to the extent paid on the company's common stock generally, dividends declared and paid by the company on the shares of restricted stock are accrued and not paid until the vesting requirements are met. As of the last day of fiscal 1995, there were held in escrow for Mr. Stauth 24,000 restricted shares with a value of $495,000, Mr. Austin 8,000 restricted shares with a value of $165,000, Mr. Davis 8,000 restricted shares with a value of $165,000, Mr. Winn 8,000 restricted shares with a value of $165,000 and Mr. Zaricki 4,000 restricted shares with a value of $82,500. Mr. Austin forfeited his 8,000 restricted shares upon his retirement on December 31, 1995. See "Termination of Employment and Change in Control Agreements -- Other Arrangements."

(3) Mr. Austin retired effective as of December 31, 1995. This amount represents payments under a consulting agreement. See "Termination of Employment and Change in Control Arrangements -- Other Arrangements."

(4) Mr. Winn became an executive officer of the Company in May 1994.

REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE OFFICERS

     The policy of the compensation and organization committee (the "Committee"), implemented through the compensation programs described below, is to motivate executive officers and other associates to enhance the company's financial performance by focusing attention on specific business objectives emphasizing teamwork among associates and to reward such executive officers and other associates based on corporate and individual performance.

     Compensation for the company's executive officers is generally comprised of base salary, bonus and awards of stock options or restricted stock. Decisions with respect to compensation, except for that of the chief executive officer (the "CEO"), are made by the Committee, composed of four nonmanagement directors, upon the recommendation of the CEO. The Committee separately determines the CEO's compensation. The Committee's decisions are submitted to the full board of directors for its information and review only. Earnings of the company and the market value of its stock are considered subjectively by the members of the Committee in setting the CEO's and other executive officers' base salaries. Also, some bonus awards are based in part on earnings performance. The CEO, who is also a director, does not participate in the board's review of the Committee's decisions regarding his compensation. Decisions about awards under certain of the company's stock-based compensation plans are made solely by the Committee in order for awards to comply with Securities and Exchange Commission Rule 16b-3.

     Salary. In determining salary for fiscal 1995, the Committee relied on the company's salary administration program, the objectives of which are to attract, retain and motivate productive executive officers and other management associates. For each job classification, the program requires a written job description, an evaluation of the job with assigned points based on the nature of the job, its functions and the level of the position, and an assigned salary range based on the total point value. Annual salaries are adjusted based on individual performance. In addition, the Committee reviews the earnings of the company and the market value of the company's common stock for the previous fiscal year-end, and, based on these factors, the Committee makes a subjective determination of the nature and extent of salary adjustments. The Committee generally sets salaries in the high end of the assigned salary range. In order to measure competitiveness, the Committee also considers salary surveys comparing company jobs with similar jobs held by employees of companies included in the company's peer group. See "Company Performance." The company believes its executive salaries are generally higher than executive salaries of companies in its peer group with the exception of SUPERVALU, Inc.

     Bonuses. Bonus awards are determined, within the Committee's discretion, with reference to the Economic Value Added Incentive Bonus Plan for Fleming Companies and Its Subsidiaries (the "EVA Plan"), which was approved by the shareholders at the 1995 annual meeting. The EVA Plan replaced the Fleming Companies, Inc. Incentive Compensation Program (the "FICP") for the 25 executive officers and other corporate officers currently participating in the EVA Plan.

     The EVA plan is structured around an economic value added ("EVA") concept, a financial measurement system or tool, expressed as a formula. EVA is the net operating profit of the company or unit of the company after taxes ("NOPAT"), less a charge for the capital employed by the company or unit in order to produce such profit. NOPAT is net income as determined under generally accepted accounting principles with adjustments. The capital charge is determined by measuring all capital employed to produce the NOPAT and multiplying such capital employed by a weighted average cost of capital rate or required return.

     The EVA Plan is composed of the following components: (i) the Target Bonus, to be established by the Committee for each participant at the beginning of each Plan Period; (ii) an Actual EVA which is the economic value added performance for a given year of the company or an Operating Unit to which the participant is assigned and is based on actual performance, (iii) a Target EVA, which is automatically set each year based on the average of the prior year's Actual EVA and the prior year's Target EVA plus a fixed dollar amount known as the Expected Improvement; and (iv) a Performance Multiple Factor which is also expressed as a fixed dollar amount and is used to determine the extent to which a difference between the Actual EVA and the Target EVA impacts the actual bonus awarded the participants. The Performance Multiple Factor is fixed each year and reflects the historical volatility of the company's business. The plan also utilizes a Bonus Multiple, which is made up of the sum of the Performance Multiple (the difference between the Actual EVA and the Target EVA divided by the Performance Multiple Factor) and the Target Multiple (fixed at 1). The Initial Declared Bonus is calculated by multiplying the Target Bonus by the Bonus Multiple. In the case of some participants, such amount is divided into two parts: the Direct Portion and the Individual Portion. The Individual Portion is multiplied by an Individual Performance Factor ("IPF") ranging from 0-150%. The IPF for each participant depends on the achievement by that participant of his stated personal key business objectives.

     For the executive officers and other corporate officers, the Final Declared Bonus is deposited into a participant's Bonus Bank which is then added to the Beginning Bonus Bank Balance to calculate the Available Bonus Bank Balance. Bonus payments are then made to the executive officers from the Available Bonus Bank Balance. During years one through four a participant is included in the EVA Plan, the payout schedule will be: 67%, 50%, 40% and 33%, respectively, and will remain 33% after year four. A Final Declared Bonus may be negative when Target EVA is not attained. If negative declarations continue, a participant's Bonus Bank will have a negative balance. This does not result in a cash cost to the participant, but the participant will not be entitled to a bonus until the Bonus Bank again has a positive balance.

Upon retirement, death or termination without Cause, the Bonus Bank Balance will be paid to the participant or his estate, as applicable.

     Pursuant to the terms of the EVA Plan, the Committee can reduce or eliminate the payment of any bonus under the EVA Plan. Although a portion of the Target Bonus for each of the executive officers was met for fiscal 1995, because of overall poor results for the year and a reduced stock price, the Committee determined that no bonuses would be paid to any executive officers except for Mr. Zaricki and one other executive officer due to the outstanding performance of the respective segments for which they are responsible. Two other executive officers received special cash awards in recognition of their individual achievements during the last fiscal year.

     When the EVA Plan was originally adopted, it was the intention of the Committee to use it to determine future bonuses for the executive officers and other corporate officers and extend it to cover approximately 1225 other associates. The Committee is still evaluating the EVA Plan and may retain the FICP in order to determine future bonuses for the other associates. For fiscal 1996, the Committee has determined that regardless of results under the EVA Plan, bonuses for the executive officers and other corporate officers will not be paid unless the company has earnings per share of $1.20 or more.

     Restricted Stock and Stock Options. As described in footnote two to the Summary Compensation Table above, pursuant to the 1990 Stock Incentive Plan, the Committee can award restricted stock to executive officers and other key management associates which vests upon the attainment of targeted profit and/or other performance criteria. The Committee believes that restricted stock awards build stock ownership and provide a long-term focus since the stock is restricted from being sold, transferred, or assigned until vested, and is forfeitable. At February 1, 1996, there were 80,712 shares available for awards under the 1990 Stock Incentive Plan. No awards of restricted stock were made to any of the named executive officers in fiscal 1995.

     The Committee can also award stock options to key associates pursuant to the 1990 Stock Option Plan. The Committee believes that the granting of stock options helps to retain and motivate key associates. Pursuant to the company's 1990 Stock Option Plan, at February 1, 1996 there were 208,400 options available for grant to executive officers and other key management associates. No options were granted to any named executive officers during fiscal 1995.

CHIEF EXECUTIVE OFFICER

     The salary for the CEO was determined by the Committee in accordance with the policies set forth above for all executive officers. In order to reflect his increased responsibilities with respect to the company's reengineering efforts, the CEO received a 14 percent merit increase in March 1995. However, 1995 results suffered due to unexpected high costs of re-engineering and the completion of the consolidation of the Scrivner operations into the company, leading to a depressed price of the company's stock. As a consequence, and consistent with the CEO's recommendation, the CEO did not receive a bonus for fiscal 1995 despite the fact that calculations under the EVA Plan would have qualified him for a bonus.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Although no executive officer's salary for fiscal 1995 exceeded the limitations on deductibility under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended ("the Code"), the Committee has adopted and the board of directors has ratified the following policy regarding
Section 162(m):

     Section 162(m) limits the deductibility of certain compensation paid by the company to certain of its executive officers. It is possible that future circumstances may warrant compensation payments which will not qualify as a tax deductible expense. It shall be the policy of the Committee to compensate executive officers based on performance, and the Committee recognizes that flexibility with respect to the payment of compensation must be insured in order to maintain this policy. Accordingly, although the Committee will to the extent possible attempt to qualify all compensation payments for deductibility under Section 162(m), circumstances may arise which require it to authorize compensation which is not deductible under
     Section 162(m).

                James G. Harlow, Jr., Chairman     John A. McMillan
                Howard H. Leach                    Guy A. Osborn

COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the company, the S&P 500 composite index and an index of peer companies selected by the company with the investment weighted based on market capitalization at the beginning of each year.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG FLEMING, S&P 500 INDEX, & PEER INDEX

                                    FLEMING
      MEASUREMENT PERIOD          COMPANIES,
    (FISCAL YEAR COVERED)            INC.           S&P 500       PEER INDEX
1990                                       100             100             100
1991                                       101             130             111
1992                                        96             140             120
1993                                        78             155             133
1994                                        77             157             107
1995                                        72             215             134

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each year for the company, the peer group and the S&P 500 composite is based on the stock price or composite index at the end of calendar 1990.

     Companies in the peer group are as follows: Fleming Companies, Inc., SUPERVALU, Inc., Nash Finch Co., Super Food Services, Inc., Richfood Holdings, Inc., and Super Rite Corp. Due to unavailable data, performance for Super Rite Corp. in the peer index has been excluded for 1991. Super Rite Corp. was acquired by Richfood Holdings, Inc. in November 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The company's Compensation and Organization Committee consists of James G. Harlow, Jr., chairman, Howard H. Leach, John A. McMillan and Guy A. Osborn. No executive officer of the company has any relationship reportable under the Compensation Committee Interlock regulations.

OPTION EXERCISES

     The following table sets forth information regarding the value as of the fiscal year-end of any unexercised options. No stock options were exercised by any of the named executive officers during the fiscal year ended December 30, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES       VALUE OF
                                                                           UNDERLYING      UNEXERCISED
                                                                           UNEXERCISED    IN-THE-MONEY
                                                                           OPTIONS AT      OPTIONS AT
                                                                           FY-END (#)      FY-END ($)1
                                                                          -------------   -------------
                                   SHARES ACQUIRED                        EXERCISABLE/    EXERCISABLE/
              NAME                 ON EXERCISE (#)   VALUE REALIZED ($)   UNEXERCISABLE   UNEXERCISABLE
---------------------------------  ---------------   ------------------   -------------   -------------
Robert E. Stauth.................          --                  --         33,000/69,000            --
Gerald G. Austin.................          --                  --         30,000/23,000            --
E. Stephen Davis.................          --                  --         30,000/23,000            --
Harry L. Winn, Jr................          --                  --          4,500/25,500            --
Thomas L. Zaricki................          --                  --          3,500/11,500            --

---------------

 1 None of the options held at the end of the fiscal year was in-the-money. The market price of the company's common stock at 1995 fiscal year-end was $20.6250 per share.

PENSION PLAN

     The following table illustrates estimated annual benefits payable under the company's Pension Plan to the named executive officers upon retirement, assuming retirement at age 65, including amounts attributable to the company's SRP which provides benefits that would otherwise be denied participants due to certain limitations on qualified benefit plans in the Code:

                               Pension Plan Table

                                Years of Service

-------------------------------------------------------------------------------------------------
    REMUNERATION         10         15         20         25         30         35         40
-------------------------------------------------------------------------------------------------
   $250,000.........  $ 125,000  $ 137,500  $ 150,000  $ 162,500  $ 175,000  $ 187,500  $ 200,000
    300,000.........    150,000    165,000    180,000    195,000    210,000    225,000    240,000
    350,000.........    175,000    192,500    210,000    227,500    245,000    262,500    280,000
    400,000.........    200,000    220,000    240,000    260,000    280,000    300,000    320,000
    450,000.........    225,000    247,500    270,000    292,500    315,000    337,500    360,000
    500,000.........    250,000    275,000    300,000    325,000    350,000    375,000    400,000
    550,000.........    275,000    302,500    330,000    357,500    385,000    412,500    440,000
    600,000.........    300,000    330,000    360,000    390,000    420,000    450,000    480,000
    650,000.........    325,000    357,500    390,000    422,500    455,000    487,500    520,000
    700,000.........    350,000    385,000    420,000    455,000    490,000    525,000    560,000
    750,000.........    375,000    412,500    450,000    487,500    525,000    562,500    600,000
    800,000.........    400,000    440,000    480,000    520,000    560,000    600,000    640,000
    850,000.........    425,000    467,500    510,000    552,500    595,000    637,500    680,000

     The estimated number of years of credited service for each of the named executive officers is as follows: Mr. Stauth, 19; Mr. Austin, 36; Mr. Davis, 35; Mr. Winn, 2; and Mr. Zaricki, 2.

     Benefit amounts payable under the Pension Plan are (i) payable on a straight life basis computed as a percentage of final average compensation (consisting of salaries, wages, commissions and bonuses) for the five calendar plan years during the last ten years of the associate's career for which such average is the highest, (ii) subject to offset for Social Security and (iii) limited by the Employee Retirement Income Security Act of 1974, as amended, and by the Code.

     The SRP is a defined benefit supplementary plan which provides retirement benefits for each of the named executive officers with the exception of Messrs. Winn and Zaricki who are not participants in the plan. Benefit amounts payable under the SRP are intended to provide a retirement benefit which is offset by amounts payable from other retirement plans, including the Pension Plan and Social Security payments. The SRP benefit is based upon a percentage of the participant's total highest annual compensation paid during the last three years of employment. The percentage ranges from 50% to 80%. Retirement payments commence upon retirement after age 65 (or with the consent of the company, after age 55) or upon termination of an eligible associate within three years after a change of control of the company. See "Termination of Employment and Change in Control
Arrangements -- SRP and Trust Agreement."

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Employment Agreements. On March 2, 1995, the company entered into employment agreements with all of the named executives. The provisions of the employment agreements are effective upon a "change of control" of the company (as defined in the agreements) and for a period of three years thereafter. Upon a change of control, the executive is to receive an annual base salary equal to the greater of (i) his base salary at the time of the change of control and (ii) the highest average annual base salary paid to the executive during any of the three out of the five fiscal years immediately preceding the change of control which yield the highest annual base salary. In addition, the executive will receive an annual bonus equal to the highest annual bonus paid to the executive during any of the five fiscal years immediately preceding the change of control. The executive will also be entitled to all of the benefits and to participate in all of the plans in effect immediately preceding the change of control that are available to other key management associates.

     Pursuant to the terms of the employment agreements, in the event following a change of control, or in anticipation of a change of control, the executive is terminated for other than "cause" (as such term is defined in the agreements), death or disability or he terminates his employment for "good reason" (as such term is defined in the agreements), then the executive is to receive a lump sum cash payment comprised of the following amounts: (i) his base salary through the date of termination at the annual rate in effect on the date of termination or, if higher, at the highest annual rate in effect at any time during the 36 month period preceding the change of control date through the date of termination (the "Highest Base Salary"); (ii) the prorated portion of his prior year's annual bonus (the "Recent Bonus"); (iii) the product obtained by multiplying 2.99 times the sum of the Highest Base Salary and the Recent Bonus; and (iv) any amounts previously deferred by the executive (plus any accrued interest thereon) and any accrued vacation pay. In addition, for the remainder of the employment period or such longer period as any plan or policy may provide, the executive shall also be entitled to participate in all plans and continue all benefits at least equal to those he would have received had he not been terminated. Any such payments to be received by the executive shall be "grossed up" to cover any excise tax, interest or penalties imposed under the Code. The employment agreements also provide for indemnification from the company to the executive and for officers' and directors' insurance coverage for the executive for a period of five years following the termination date. For a period of 30 days following the first year after a change of control, the executive can terminate his employment for any reason and receive all the benefits of the agreement as if he had terminated for good reason. Under the employment agreements, assuming a change of control on December 30, 1995, and termination of employment of the named executive for other than cause, death or disability or if the executive should terminate for good reason, the company would be required to pay the following amounts: Mr. Stauth,

$3,154,300; Mr. Austin, $1,719,134; Mr. Davis, $1,487,324; Mr. Winn, $1,343,782;
and Mr. Zaricki, $1,206,624. Prior to entering into the employment agreements, the foregoing officers, except for Mr. Winn, had been parties to severance agreements with the company. The employment agreements replaced the severance agreements.

     SRP and Trust Agreement. The SRP provides for retirement benefits to be paid to each of the named executive officers, except for Messrs. Winn and Zaricki, upon retirement or in the event his employment is terminated for other than "cause" (as such term is defined in the SRP), death or disability or he terminates his employment for "good reason" (as such term is defined in the SRP) within three years after a change in control of the company or in anticipation of a change of control of the company. Assuming a change of control on December 30, 1995 and the termination of employment of the following persons within three years after that, the company would be required under the SRP to pay the following amounts annually for life to the following named executives: Mr. Stauth, $445,489; Mr. Austin, $181,115; and Mr. Davis, $143,399.

     The company has entered into a Supplemental Income Trust (the "Trust"). The Trust agreement provides that within 60 days following a change of control of the company, the company shall make an irrevocable contribution to the Trust of an amount sufficient to satisfy the company's obligations to the participants under the SRP assuming such participants had been terminated other than for "cause" (as defined in the SRP), death or disability or the participants had terminated their employment for "good reason" (as defined in the SRP). In addition, the board of directors has empowered the Committee in its sole discretion to fund the Trust as it deems appropriate from time to time in order to satisfy the company's obligations to associates with respect to the SRP and the employment agreements, as well as severance agreements and employment agreements available to certain associates who are not named executive officers, including obligations arising following a change in control of the company. The Trust assets relating to company contributions are always subject to the claims of general creditors of the company. No associate with any right to or interest in any benefit or future payments under the Trust will have any right to or security interest in any specific asset of the Trust or any right to assign any benefits or rights which he or she may expect to receive from the Trust.

     Other Arrangements. Pursuant to the provisions of the company's 1990 Stock Incentive Plan, in the event of a change of control of the company, the Committee, in its sole discretion, may accelerate the vesting and payment of any award or may determine that a payment instead of an award may be made. Under this plan, a participant is entitled to receive a cash payment equal to his annual base salary if the event occurs in the first year of the performance cycle, two-thirds of his annual base salary if the event occurs in the second year of the performance cycle and one-third of his annual base salary if the event occurs in the third year of the performance cycle. In addition, the participant shall receive a "gross up" payment to cover any applicable excise tax, interest or penalties imposed under the Code. Pursuant to the provisions of the company's 1990 Stock Option Plan, in the event of a change of control of the company, all options outstanding under the plan will become automatically fully vested and immediately exercisable with such acceleration to occur without requirement of any further act by the company or any plan participant. All of the named executive officers participate in the above-described plans.

     Gerald G. Austin, who retired from his position as Executive Vice
President -- Operations effective as of December 31, 1995, has entered into an agreement with the company pursuant to which he will serve the company as a consultant until December 28, 1996. He will receive a consulting fee of $125,000 and be reimbursed for all reasonable business and travel expenses. Pursuant to the terms of the agreement, he also received $42,000 representing a portion of the amount of Social Security and retiree medical benefits he would not be entitled to receive prior to retirement age 62. At his retirement, he commenced receipt of his retirement benefits under the Pension Plan and the SRP. The company has also agreed to pay $325,000 upon his death to a beneficiary designated by Mr. Austin.

     Glenn E. Mealman, Executive Vice President -- National Accounts, has entered into a two year agreement with the company pursuant to which he has agreed to act as a consultant following his retirement on March 1, 1996. He will receive $100,000 for consulting services rendered during the first year following his retirement and $80,000 for such services rendered during the second year. He will also be reimbursed for all reasonable business and travel expenses. Pursuant to the terms of the agreement, in addition to his retirement benefits under the Pension Plan and the SRP, he received $33,750 representing a portion of the amount of Social Security and retiree medical benefits he will not be entitled to receive prior to retirement age 65. The company has also agreed to pay $240,000 upon his death to a beneficiary designated by Mr. Mealman.

     William J. Dowd, who was elected president of the company in July 1995, is not currently a participant in the SRP; however, the company has agreed to pay him $162,000 per year as a supplemental retirement benefit if he retires at age
65. If he retires prior to age 65 but at or after age 59, he is entitled to a reduced supplemental retirement benefit. Mr. Dowd is currently 53 years of age. In addition, the company has agreed to pay him a severance payment equal to one year's salary in the event he is terminated for any reason other than cause.

     PDM, Inc., an Omaha, Nebraska based real estate development firm in which Jack W. Baker serves as president and chief executive officer and is a 50 percent owner, leases 10 supermarket sites and a storage facility in Omaha, Nebraska to the company. The company paid PDM approximately $2.9 million for rent, taxes, and common area maintenance charges in respect to the 10 supermarket sites and the storage facility in 1995. Management of the company believes that the lease payments and other sum paid to PDM for the lease of the 10 Baker's supermarket sites and storage facility is competitive with other grocery stores and storage space in the Omaha market. The company expects to pay a similar amount in 1996.

                            FLEMING COMPANIES, INC.
                           1996 STOCK INCENTIVE PLAN

     The board of directors has adopted, subject to shareholder approval, the Fleming Companies, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan"), which will have the effect of authorizing the company through the Committee to grant non-qualified stock options, incentive stock options and restricted stock awards to key associates. The board of directors has reserved 1,200,000 shares of common stock of the company for grant to participants designated by the Committee under the Stock Incentive Plan. The primary reason for adopting the Stock Incentive Plan is due to the decreased amount of shares available under the 1990 Stock Incentive Plan and 1990 Stock Option Plan. See "Report of Compensation Committee -- Executive Officers -- Restricted Stock and Stock Options." A description of the Stock Incentive Plan appears below. A copy of the Stock Incentive Plan is attached to this proxy statement as Exhibit "A" and the description contained herein is qualified in its entirety by reference to the complete text of the Stock Incentive Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Stock Incentive Plan. The company's board of directors recommends a vote FOR this proposal.

BACKGROUND

     The purpose of the Stock Incentive Plan is to create incentives that are designed to motivate key associates of the company to put forth maximum efforts toward the success and growth of the company and to enable the company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the company's success. Toward these objectives, the Stock Incentive Plan provides for the granting of options and restricted stock awards. The Stock Incentive Plan was designed to enable the company to adapt the long-term incentive compensation of its key associates to changing business conditions.

ADMINISTRATION

     The Stock Incentive Plan provides for administration by the Committee. Among the powers granted to the Committee are the powers to interpret the Stock Incentive Plan, establish rules and regulations for its operation, select associates of the company and its subsidiaries to receive awards, and determine the timing, form, amount and other terms and conditions pertaining to any award.

ELIGIBILITY FOR PARTICIPATION

     Any key associate of the company or any of its subsidiaries is eligible to participate in the Stock Incentive Plan. The selection of participants from among key associates is within the discretion of the Committee. Approximately 1,200 associates are eligible to participate in the Stock Incentive Plan. The benefits or amounts to be received by or allocated to the participants in the Stock Incentive Plan will be determined in the sole discretion of the Committee.

TYPES OF AWARDS

     The Stock Incentive Plan provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under
Section 422 of the Code; and (ii) restricted stock. The awards may be granted singly or in combination as determined by the Committee.

AMENDMENT OF THE STOCK INCENTIVE PLAN

     The company, through the board, may amend the Stock Incentive Plan at any time, but may not, without stockholder approval, adopt any amendment that would materially increase the benefits accruing to participants, increase the maximum number of shares that may be issued under the Stock Incentive Plan (except for certain antidilution adjustments described below), or materially modify the Stock Incentive Plan's eligibility requirements. In addition, the Stock Incentive Plan provides for the automatic adjustment of the number and kind of shares available thereunder and the number and kind of shares subject to outstanding awards in the event the common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the company or another corporation, or if the number of shares of common stock is increased through a stock dividend. The Stock Incentive Plan also provides that an adjustment in the number of shares available thereunder and in the number of shares subject to any outstanding awards may be made if the Committee determines that any other change in the number or kind of shares of common stock equitably requires such an adjustment.

OTHER COMPONENTS OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan authorizes the Committee to grant awards during the period beginning February 27, 1996 and ending February 26, 2006. 1,200,000 shares of common stock have been reserved for issuance subject to awards under the Stock Incentive Plan. Shares of common stock subject to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, except for shares subject to Restricted Stock Awards which have benefits of common stock ownership (including, but not limited to, dividends), will again be available for issuance subject to awards under the Stock Incentive Plan.

STOCK OPTIONS

     Under the Stock Incentive Plan, the Committee may grant awards in the form of options to purchase shares of common stock. The Committee will, with regard to each option, determine the terms and conditions of each option, the number of shares subject to the option and the manner and time of the option's exercise. The exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The exercise price of an option may be paid by a participant in cash, shares of common stock or a combination thereof. Any option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Code. Subject to the adjustment provisions of the Stock

Incentive Plan, the aggregate number of shares of common stock made subject to the award of options to any participant in any fiscal year of the company may not exceed 100,000.

RESTRICTED STOCK AWARDS

     The Stock Incentive Plan authorizes the Committee to grant awards in the form of restricted stock. Restricted stock awards will be subject to such terms, conditions, restrictions and/or limitations as the Committee deems appropriate including, but not limited to, restrictions on transferability and continued employment. Subject to the adjustment provisions of the Stock Incentive Plan, in no event shall more than 360,000 shares of common stock be awarded to participants as restricted stock awards.

OTHER TERMS OF AWARDS

     The Stock Incentive Plan provides for the forfeiture of awards under certain circumstances as determined by the Committee. The Stock Incentive Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a participant under the Stock Incentive Plan in the event of the participant's death, disability, retirement or termination for an approved reason.

     Upon granting of any award, the Committee will, by way of an award agreement, establish such other terms, conditions, restrictions and/or limitations governing the granting of such awards as are not inconsistent with the Stock Incentive Plan.

CHANGE OF CONTROL EVENT

     Upon the occurrence of a Change of Control Event, the Committee can within its discretion accelerate the vesting of any unvested portion of any outstanding awards.

FEDERAL TAX TREATMENT

     Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the Stock Incentive Plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the company will not be entitled to any deduction for federal income tax purposes.

     The participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The company is entitled to a corresponding deduction for the same amounts.

     A participant who has been granted a restricted stock award will not realize taxable income at the time of the grant, and the company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and the company will be entitled to a corresponding deduction.

NEW PLAN BENEFITS

     Since no decisions have been made with respect to the grants of any awards under the Stock Incentive Plan, it is not possible to determine the benefits or dollar amounts to be received by either the named executive officers, the executive group or the non-executive officer group. Since the non-executive director group is not eligible to participate in the plan, they would not receive any benefits thereunder. Had the Stock Incentive Plan been in place during the last fiscal year, no member of the foregoing group would have received any awards since no such awards were made during fiscal 1995 except to William J. Dowd, who became president of the company in July 1995 and received grants of options under the company's 1990 Stock Option Plan to purchase 60,000 shares of common stock (40,000 of which are tied to the achievement by the company of targeted stock prices) at an exercise price of $26.4375 per share. He also received an award of 16,000 shares of restricted stock pursuant to the 1990 Stock Incentive Plan with a value on the date of the award of $423,000.

                              SHAREHOLDER PROPOSAL

     A shareholder (name and address and common stock holdings of proponent will be supplied upon oral or written request to the secretary of the company) has submitted the following proposal for action at this annual meeting.

SHAREHOLDER PROPOSAL

RESOLVED: That the shareholders of Fleming Companies, Inc. urge the board of directors redeem any shareholder rights plan unless the issue is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as possible.

SUPPORTING STATEMENT

     Fleming adopted a "Rights Agreement" on July 7, 1986 that provided formidable protection from acquirors who would seek to purchase the company without board approval. This "poison pill" device was then strengthened on August 22, 1989 with the addition of several amendments, including a so-called "dead-man's trigger." Such a "trigger" means the "pill" goes into effect without any board action, a rare and aggressive defensive tactic.

     Generally, we believe "pills" depress a company's stock price and serve to insulate management. In the case of the Fleming pill, especially as embellished with the "dead-man's trigger," we believe the problem of management insulation is prominent.

     Fleming's stock price is well below a peak it reached in 1986. Its peak in 1995 trails the peak of 1994, which trailed the peak of 1993, which trailed 1992. Fleming trails the peers it selected for comparison in its proxy statement. And while Fleming stock moves either down or sideways, the market as a whole sets records.

     Underlying these disappointing investment figures may be lack of trust that management has devised a long-term plan to improve its operations. Instead, management seems to move from one expensive initiative to another.

     - The acquisition of Scrivner for $1.085 billion in cash led to credit downgrades by Standard & Poors and Moody's.

     - As earnings are trimmed in response to the costs associated with the Scrivner purchase and the implementation of Vision 2000, concerns are raised over the company's ability to maintain its present quarterly dividend.

     Now, senior management faces litigation from the Premium Sales Corp. scandal. According to allegations, Fleming officials accepted bribes of $600,000 to falsify accounts permitting Premium to inflate its own revenue and defraud stock investors.

     The "pill" joins other management protection devices, including generous golden parachutes, and consistent double-digit compensation increases, despite disappointing results.

     Some companies have heeded shareholder concern and either redeemed their current pills (Philip Morris), promised to replace pills only with a shareholder vote (Consolidated Freightways), or at least engage in a dialogue with shareholders regarding pills (Bank of America). Fleming, however, stated in an October 25, 1995 letter: "The board believes that any action with respect to a rights plan is the sole responsibility of the board; therefore, in the event it should adopt a new rights plan, the board has no plans to submit it to a shareholder vote." (We also note Fleming failed to respond to a Council of Institutional Investors survey regarding "pills.")

     In light of what we believe is Fleming's disappointing performance and insulation from shareholder concern, we urge you to vote YES on this proposal.

COMPANY'S STATEMENT IN OPPOSITION TO PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

     The Rights Agreement was adopted by the board in 1986 to protect the company's shareholders against certain abusive takeover practices prevalent in the market place and to ensure that all shareholders are treated fairly and equally. The board believes the Rights Agreement does not make a company takeover-proof, but encourages prospective acquirors to negotiate with the board rather than to attempt a hostile takeover. For these reasons, the board at its meeting on February 27, 1996, adopted a new Rights Agreement to be effective as of the close of business on July 6, 1996 and to replace the current Rights Agreement when it expires on July 6, 1996.

     In response to the several statements made by the shareholder in its supporting statement, the board of directors believe management compensation to be well within the parameters of companies in its peer group, that the Scrivner acquisition was vital and a major step toward achieving the company's objectives of becoming a world-class marketing and distribution company and that the company remains focused on completing its re-engineering effort as reflected in Vision 2000.

     The debate over rights agreements is divided between those who believe that they serve to protect management and depress stock prices and those who believe they are an effective negotiating tool for a responsible board of directors. The board is of the latter view and, recently, many institutional investors have come to share this view.

     A 1994 study by Robert Comment and G. William Schwert, economists from the University of Rochester, found that rights plan adoptions had "no price effect," and they found no evidence that having a rights plan deterred a company from receiving a takeover offer. The board believes that rights plans serve their principal objectives of (i) increasing a company's bargaining power resulting in higher prices for shareholders and (ii) protecting against abusive takeover practices. The board believes that the Rights Agreement strengthens its ability to fulfill its fiduciary duties to obtain the best results for the shareholders in the event of a hostile takeover offer. It is for these reasons, the board urges the shareholders to vote AGAINST the proposal.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than ten percent of common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the company. Such persons are also required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. To the company's knowledge, based solely on a review of the copies of such reports furnished to the company and written representations that no other reports were required to be filed, during 1995 all
Section 16(a) filing requirements were complied with.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the audit and finance committee, the board of directors has reappointed Deloitte & Touche LLP as independent auditors for 1996 and is requesting ratification by the shareholders. Deloitte & Touche LLP has audited the consolidated financial statements since 1967.

     Services performed by Deloitte & Touche LLP for the 1995 fiscal year included, among others, the audit of annual financial statements and consultations concerning various tax and accounting matters. Representatives of Deloitte & Touche LLP will attend the meeting, have the opportunity to make a statement if they so desire, and be available to answer questions.

     Ratification of the appointment of independent auditors requires the affirmative vote by the holders of a majority of the stock having voting power present at the meeting. The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

SHAREHOLDER PROPOSALS

     Any proposals of shareholders intended to be presented at the 1997 annual meeting must be received not later than November 16, 1996, to be considered for inclusion in the proxy statement and form of proxy relating to the meeting.

OTHER BUSINESS

     The board of directors knows of no business which will be presented for action at the meeting other than that described in the notice of annual meeting. If other matters come before the meeting, the proxies will be voted according to the judgment of the persons named on the proxy card.

     It is important that the proxies be returned promptly. Therefore, shareholders who do not expect to attend the annual meeting in person are requested to complete and return the proxy card as soon as possible.

                                       By Order of the Board of Directors

                                       DAVID R. ALMOND
                                       Senior Vice President
                                       General Counsel and Secretary

                                                                       EXHIBIT A

                            FLEMING COMPANIES, INC.

                           1996 STOCK INCENTIVE PLAN

                            FLEMING COMPANIES, INC.
                           1996 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I        PURPOSE...................................................   A-1
                 SECTION 1.1   Purpose.....................................   A-1
                 SECTION 1.2   Establishment...............................   A-1
                 SECTION 1.3   Shares Subject to the Plan..................   A-1
ARTICLE II       DEFINITIONS...............................................   A-1
ARTICLE III      ADMINISTRATION............................................   A-5
                 SECTION 3.1   Administration by Committee.................   A-5
                               Committee to Make Rules and Interpret
                 SECTION 3.2   Plan........................................   A-5
                 SECTION 3.3   Committee Members Ineligible................   A-6
ARTICLE IV       GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN...............
                 SECTION 4.1   Committee to Grant Awards...................   A-6
                 SECTION 4.2   Six-Month Holding Period....................   A-6
ARTICLE V        ELIGIBILITY...............................................   A-7
ARTICLE VI       STOCK OPTIONS.............................................   A-7
                 SECTION 6.1   Grant of Options............................   A-7
                 SECTION 6.2   Conditions of Options.......................   A-7
ARTICLE VII      RESTRICTED STOCK AWARDS...................................   A-9
                 SECTION 7.1   Grant of Restricted Stock Awards............   A-9
                 SECTION 7.2   Conditions of Restricted Stock Awards.......   A-9
ARTICLE VIII     STOCK ADJUSTMENTS.........................................  A-10
ARTICLE IX       GENERAL...................................................  A-11
                 SECTION 9.1   Amendment or Termination of Plan............  A-11
                 SECTION 9.2   Dividends and Dividend Equivalents..........  A-11
                 SECTION 9.3   Termination of Employment...................  A-11
                 SECTION 9.4   Nonassignability............................  A-12
                 SECTION 9.5   Withholding Taxes...........................  A-12
                 SECTION 9.6   Forfeiture..................................  A-12
                 SECTION 9.7   Change of Control...........................  A-12
                 SECTION 9.8   Amendments to Awards........................  A-12
                 SECTION 9.9   Regulatory Approval and Listings............  A-12
                 SECTION 9.10  Right to Continued Employment...............  A-13
                 SECTION 9.11  Reliance on Reports.........................  A-13
                 SECTION 9.12  Construction................................  A-13
                 SECTION 9.13  Governing Law...............................  A-13

                                   ARTICLE I

                                    PURPOSE

     SECTION 1.1 Purpose. This Stock Incentive Plan is established by Fleming Companies, Inc. (the "Company") to create incentives which are designed to motivate participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Participants on the terms and subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Plan is effective as of February 27, 1996 (the "Effective Date") and for a period of 10 years after such date. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

     The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Eligible Associates, including persons who are, or within the preceding six months have been, Insider Participants (as defined in Section 4.2), but no such Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

     SECTION 1.3 Shares Subject to the Plan. Shares of stock covered by Options and Restricted Stock Awards shall consist of One Million Two Hundred Thousand (1,200,000) shares of Common Stock.

                                   ARTICLE II

                                  DEFINITIONS

     SECTION 2.1 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.2 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.3  "Board" means the Board of Directors of the Company.

     SECTION 2.4  "Change of Control Event" means each of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the

     "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to
     Section 7 of the Rights Agreement between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A. (the "Rights Agent") dated as of July 7, 1986 together with any additional amendments thereto (the "Current Rights Agreement") lowers the threshold amounts set forth in Section 1(a) or 3(a) of the Current Rights Agreement, or in the event the Company pursuant to Section 27 of the Rights Agreement between the Company and the Rights Agent dated as of February 27, 1996, but effective as of July 6, 1996 together with any additional Amendments thereto (the "New Rights Agreement") shall lower the thresholds set forth in Sections 1(a) and 3(a) of the New Rights Agreement, then in either such event, the Triggering Percentage shall be automatically reduced to equal the threshold set pursuant to Section 7 of the Current Rights Agreement or Section 27 of the New Rights Agreement, as the case may be; and provided, further, however, that the following acquisitions shall not constitute a Change of Control:
     (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition previously approved by at least a majority of the members of the Incumbent Board, (v) any acquisition approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined) within five (5) business days after the Company has notice of such acquisition, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y), and (z) of subsection (c) of this Section 2.4; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company

     Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

          (d) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     SECTION 2.5 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such section.

     SECTION 2.6 "Committee" means the Compensation and Organization Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof. The Committee shall consist of not less than two members, each of whom is, and within the 12 months preceding his or her appointment to the Committee has been, a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     SECTION 2.7 "Common Stock" means the common stock, par value $2.50 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

     SECTION 2.8 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.9 "Eligible Associate" means any key associate of the Company or a Subsidiary.

     SECTION 2.10 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Common Stock on such stock exchange or exchanges or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.11 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     SECTION 2.12 "Option" means an Award granted under Article VI of the Plan and includes both non-qualified Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.13 "Participant" means an Eligible Associate of the Company or a Subsidiary to whom an Award has been granted by the Committee under the Plan.

     SECTION 2.14 "Plan" means the Fleming Companies, Inc. 1996 Stock Incentive Plan.

     SECTION 2.15 "Restricted Stock Award" means an Award granted under Article VII of the Plan.

     SECTION 2.16 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

                                  ARTICLE III

                                 ADMINISTRATION

     SECTION 3.1 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Eligible Associates to participate in the Plan.

          (b) Determine the time or times when Awards will be made.

          (c) Determine the form of an Award, whether an Option or a Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Determine whether Awards will be granted singly or in combination.

          (e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

     SECTION 3.3 Committee Members Ineligible. No Committee member shall be eligible to participate in the Plan.

                                   ARTICLE IV

                            GRANT OF AWARDS; SHARES
                              SUBJECT TO THE PLAN

     SECTION 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Eligible Associates, provided, however, that:

          (a) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any fiscal year of the Company may not exceed 100,000.

          (b) Subject to Article VIII, in no event shall more than 360,000 shares of Common Stock subject to the Plan be awarded to Participants as Restricted Stock Awards (the "Restricted Stock Award Limit").

          (c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not count against the Restricted Stock Award Limit so long as the holder of any such Restricted Stock Award received no benefits of Common Stock ownership (including, but not limited to, dividends) from the shares of Common Stock related to such Award.

          (d) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

          (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (f) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

     SECTION 4.2 Six-Month Holding Period. With respect to Awards granted hereunder to any Participant who is, or within the preceding six months was, subject to the provisions of Section 16 of the Exchange Act (an "Insider Participant"), each such Award which is an equity security must be held and not transferred by such Insider Participant for a period of six months from the Date of Grant. Nothing in this Section 4.2 shall be deemed to prohibit the exercise of Options within the six month period following the Date of Grant, but the shares of Common Stock received by an Insider Participant pursuant to the exercise of an Option must be held and not transferred for a period of six months from the Date of Grant of the Option so exercised.

                                   ARTICLE V

                                  ELIGIBILITY

     Those persons who shall be eligible to receive Awards under the Plan shall be such key associates (including officers, whether or not they are directors) of the Company or its Subsidiaries as the Committee shall select from time to time. Directors who are not Eligible Associates of the Company or its Subsidiaries may not participate in the Plan. Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Associates those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                   ARTICLE VI

                                 STOCK OPTIONS

     SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Associates. These Options may be Incentive Stock Options or non-qualified Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) in shares of Common Stock; or (iii) a combination of the foregoing. In addition to the foregoing, subject to the discretion of the Committee, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise ("Cashless Exercise"); provided, however, that an Insider Participant may not elect to utilize a Cashless Exercise within six months of the date the Option is granted (unless death or disability occurs prior to the expiration of such six-month period), and any such election must be made during any period beginning on the third business day following the date of release of a summary statement of the Company's quarterly or annual sales and earnings and ending on the twelfth business day following such date (the "Window Period"). Common Stock used to exercise an Option shall be valued at its then Fair Market Value.

          (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option;
     (ii) the minimum periods during which Participants must be employed by the Company or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture;
     (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; and (vi) the achievement by the Company of specified performance criteria.

          (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of
     Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000.

          (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                  ARTICLE VII

                            RESTRICTED STOCK AWARDS

     SECTION 7.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Associate. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

          (a) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company or a Subsidiary for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period, assuming the fulfillment of such other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

          (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to said shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VIII

                               STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated or thereafter subject or which may become subject to Options or Restricted Stock Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE IX

                                    GENERAL

     SECTION 9.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would:

          (a) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII);

          (b) materially increase the benefits accruing to Insider Participants under the Plan; or

          (c) materially modify the requirements as to eligibility for participation in the Plan;

provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by Section 16(b) or any other Section of the Exchange Act, or any other Federal or state law or any regulations or rules promulgated thereunder.

     SECTION 9.2 Dividends and Dividend Equivalents. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

     SECTION 9.3 Termination of Employment. If a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Agreement provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his or her death, disability, retirement, or termination for an approved reason. Such rules and regulations may include, without limitation, the method, if any, for accelerating the vesting or exercisability of any Options or Restricted Stock Award, or providing for the exercise of any unexercised Options in the event of a Participant's death, disability, retirement, or termination for an approved reason.

     SECTION 9.4 Nonassignability. No Award shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Award involved in such attempt.

     SECTION 9.5 Withholding Taxes. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock, having a Fair Market Value, on the date of payment, equal to the amount of such required withholding taxes; provided, however, that in the event the Participant is, or within the preceding six months has been an Insider Participant, such an election may not be made within six months of the date the Award is granted (unless death or disability of the Participant occurs prior to the expiration of such six-month period), and must be made either six months prior to the date of payment or during the Window Period.

     SECTION 9.6 Forfeiture. If the employment of a Participant is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any of its Subsidiaries, any unvested or unexercised Award shall automatically be forfeited as of the date of termination of such employment.

     SECTION 9.7 Change of Control. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

     SECTION 9.8 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     SECTION 9.9 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the Effective Date, and keep continuously effectively and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Restricted Stock Awards prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9.10 Right to Continued Employment. Participation in the Plan shall not give any Eligible Associate any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary reserves the right to terminate any Eligible Associate at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Associate or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 9.11 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 9.12 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 9.13 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

================================================================================
PROXY

                           FLEMING COMPANIES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 1996
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: BANCOKLAHOMA TRUST CO., TRUSTEE FOR THE FLEMING COMPANIES, INC., EMPLOYER STOCK OWNERSHIP PLAN AND FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE FOR THE FLEMING COMPANIES, INC. CONSOLIDATED SAVINGS PLUS PLAN.

I hereby instruct the Trustees to vote all shares of Fleming Companies, Inc. Common Stock, which are credited to my account at the Annual Meeting of Shareholders of said Corporation to be held May 1, 1996 and any adjournments thereof, on the matters specified below and on the reverse side of this form, as indicated thereon.

The FSOP Trustee shall in its sole discretion vote shares of company stock for which it has received no directions from the participant. The Consolidated Savings Plus Trustee shall not vote shares of company stock for which no direction has been received from the participant. Your instructions to the Trustees will not be divulged or revealed to anyone at Fleming Companies, Inc.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, "FOR" ITEMS 2 AND 4, AND AGAINST ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF ITEMS 1, 2, AND 4 AND AGAINST ITEM 3.

1. Election of Directors, Nominees:
   Jack W. Baker, James G. Harlow, Jr., Edward C. Joullian III and Howard H. Leach (for three-year terms)


 PLEASE MARK, DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED BUSINESS REPLY
                                  ENVELOPE.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------




                                                             WITHHOLD
                                          FOR            AUTHORITY TO VOTE
                                     ALL NOMINEES        FOR ALL NOMINEES
                                     LISTED BELOW          LISTED BELOW

1. Election of Directors                  [ ]                   [ ]
   (see reverse)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below. )

--------------------------------------------------------------------------------

                                                     FOR     AGAINST     ABSTAIN
2. Approval of the 1996 Stock Incentive Plan         [ ]       [ ]         [ ]
   for Fleming Companies, Inc.

3. Approval of Shareholder Proposal regarding        [ ]       [ ]         [ ]
   Rights Agreement.

4. Ratification of Deloitte & Touche as              [ ]       [ ]         [ ]
   independent auditors for 1996.

5. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.


I RESERVE THE RIGHT TO REVOKE THIS PROXY AT ANY TIME BEFORE THE  EXERCISE
THEREOF.

SIGNATURE(S)_____________________________________________________ DATE__________

Please sign exactly as name appears above, indicating official position or representative capacity.

PROXY

                            FLEMING COMPANIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS


Robert E. Stauth, Harry L. Winn, Jr. or David R. Almond is hereby constituted the proxy of the undersigned with full power of substitution to represent and vote all shares of stock of the undersigned at the annual meeting of shareholders of Fleming Companies, Inc., or any adjournment thereof, to be held May 1, 1996, at 10:00 a.m.

1. Election of Directors, Nominees:

   Jack W. Baker, James G. Harlow, Jr., Edward C. Joullian III and Howard H. Leach (for three-year terms)

  PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------





[X] Please mark your
    votes as in this
    example.         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                                        WITHHOLD
                                    FOR            authority to vote
                                all nominees        for all nominees
                                listed below          listed below

1. Election of Directors             [ ]                   [ ]
   (see reverse)


(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below. )

--------------------------------------------------------------------------------


                                                     FOR     AGAINST    ABSTAIN
2. Approval of the 1996 Stock Incentive Plan for     [ ]       [ ]        [ ]
   Fleming Companies, Inc.

3. Approval of Shareholder Proposal regarding        [ ]       [ ]        [ ]
   Rights Agreement.

4. Ratification of Deloitte & Touche LLP as          [ ]       [ ]        [ ]
   independent auditors for 1996.

5. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as specified, or if no direction is indicated, they will be voted FOR the election of the directors nominated by the board, FOR Items 2 and 4 and AGAINST Item 3. The board of directors recommends a vote FOR each of Items 1, 2, and 4 and AGAINST Item 3.

I RESERVE THE RIGHT TO REVOKE THIS PROXY AT ANY TIME BEFORE THE EXERCISE
THEREOF.


SIGNATURE(S)_____________________________________________________ DATE__________

SIGNATURE(S)_____________________________________________________ DATE__________
Please sign exactly as name appears above, indicating official position or representative capacity. for joint accounts each owner should sign.